INDEPENDENT AUDITOR'S REPORT

Board of Directors
CUBA CITY TELEPHONE EXCHANGE COMPANY
Madison, Wisconsin

We have audited the accompanying balance sheets of Cuba City Telephone Exchange Company as of December 31, 2000 and 1999, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards and government auditing standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cuba City Telephone Exchange Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards, we have also issued a report on our consideration of the Company's internal control over financial reporting and our tests of its compliance with certain provisions of laws and regulations, dated January 18, 2001.

SIEPERT & CO. LLP
Certified Public Accountants

Beloit, Wisconsin
January 18, 2001


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                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
BELMONT TELEPHONE COMPANY
Madison, Wisconsin

We have audited the accompanying balance sheets of Belmont Telephone Company as of December 31, 2000 and 1999, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and government auditing standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Belmont Telephone Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards, we have also issued a report on our consideration of the Company's internal control over financial reporting and our tests of its compliance with certain provisions of laws and regulations, dated January 18, 2001.

SIEPERT & CO. LLP
Certified Public Accountants

Beloit, Wisconsin
January 18, 2001